SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER: 811-2729
SERIES NO.: 8

72DD 1 Total income dividends for which record date passed during the period
       Institutional                                  $ 58,248
     2 Dividends for a second class of open end company shares
       Private                                        $ 17,306
       Personal                                       $    973
       Cash Management                                $ 32,835
       Reserve                                        $  2,453
       Resource                                       $  9,649
       Corporate                                      $ 11,531

73A. 1 Dividends from net invesment income
       Institutional                                    0.0337
     2 Dividends for a second class of open end company shares
       Private                                          0.0307
       Personal                                         0.0282
       Cash Management                                  0.0329
       Reserve                                          0.0250
       Resource                                         0.0321
       Corporate                                        0.0334

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                                 1,971,332
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                                         504,657
       Personal                                         29,761
       Cash Management                               1,027,999
       Reserve                                         135,109
       Resource                                        325,665
       Corporate                                        27,186

74V. 1  Net asset value per share (to nearest cent)
       Institutional                                     $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private                                           $1.00
       Personal                                          $1.00
       Cash Management                                   $1.00
       Reserve                                           $1.00
       Resource                                          $1.00
       Corporate                                         $1.00